UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

The Newhall Land and Farming Company
(a California Limited Partnership)

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA  91355

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  661-255-4000

Item 5.  Other Events

The Newhall Land and Farming Company issued a news release on January 14, 2004 announcing that, based on preliminary accounting results, earnings for the fourth quarter of 2003 are expected to be approximately $1.38 per unit and earnings for the entire year are expected to be approximately $2.25 per unit, which exceeds the Company’s previous earnings estimate of $1.80 to $1.90 per unit.  In addition, the Company announced that as a result of the increased earnings estimate, the Company’s Board of Directors declared a special distribution of $0.15 per partnership unit, payable March 5, 2004, to unitholders of record January 23, 2004.  A copy of the news release is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

99.1	News Release – Newhall Land Updates Earnings Estimate for 2003 and Declares a Special Distribution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

	By:	Newhall Management Limited Partnership,
Managing General Partner

		By:	Newhall Management Corporation,
Managing General Partner

Date: January 16, 2004			By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial Officer (Principal Financial Officer)